EXHIBIT 10.2

SECOND AMENDMENT TO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR JOHN P. MCBRIDE

This Second Amendment, dated as of June 24, 2011 (the “Amendment”), to the Supplemental Executive Retirement Plan, dated as of January 1, 2007 (the “Plan”), by and between West End Bank (the “Bank”) and John P. McBride (the “Covered Individual”).  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Plan.

WITNESSETH

WHEREAS, the Bank has adopted a Plan of Conversion and Reorganization pursuant to which the Bank will convert to the capital stock form of organization and become a wholly owned subsidiary of West End Indiana Bancshares, Inc. (the “Conversion”); and

WHEREAS, the parties desire to amend the Plan to provide that the Conversion will not be deemed to constitute a Change in Control.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Bank and the Covered Individual hereby agree as follows:

Section 1.  New Section 1.10(D) of the Plan.  Section 1.10 of the Plan is hereby amended to add Section 1.10(D) to read in its entirety as follows:

“(D)    The Conversion will not constitute a Change in Control, and accordingly, the Covered Individual waives any right or claim to any payment or other benefit under the Plan that would have resulted in the event that a Change in Control did occur as a result of such transaction.”

Section 2.  Effectiveness.  This Amendment shall be deemed effective as of the date above written.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations or covenants contained in the Plan, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 3.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

Section 4.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Bank and the Covered Individual have duly executed this Amendment as of the day and year first written above.

WEST END BANK

By:
Name:
Title:

COVERED INDIVIDUAL

John P. McBride